UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2007

INTERMUNE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-29801 (Commission File Number)	94-3296648 (IRS Employer Identification No.)
3280 Bayshore Boulevard
Brisbane, CA 94005
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events
Item 8.01. Other Events
On March 22, 2007, Shionogi and Co., Ltd. announced previously undisclosed data about its recently completed Phase 3 trial of pirfenidone in idiopathic pulmonary fibrosis (IPF). Shionogi also announced that it had filed a new drug application (NDA) for pirfenidone for IPF with the Japanese regulatory authorities.
Shionogi completed this trial in November of 2006. The trial was a double-blind placebo controlled study with a 2:2:1 randomization to pirfenidone 1800mg/day, placebo, and pirfenidone 1200mg/day, respectively. Shionogi enrolled a total of 267 patients in this trial, with 108 randomized to 1800mg/day, 55 to 1200mg/day and 104 to placebo.
The primary endpoint of the trial was change in vital capacity (VC) from baseline to week 52, with the primary comparison between the high-dose group and the placebo group. Secondary trial endpoints were progression-free survival (defined as death or 10% decrease in vital capacity), and change in lowest arterial oxygen saturation during exercise from baseline to week 52.
Shionogi reported that the primary efficacy endpoint, change in VC, was met for both of the pirfenidone dose groups compared to placebo. The difference between baseline and week 52 for the 1800mg/day pirfenidone group and placebo was 0.07L (p=0.0416) and for the 1200mg/day pirfenidone group and placebo was 0.09L (p=0.0394), representing a 45% and 50% relative reduction in VC decline, respectively.
Shionogi reported differences in progression-free survival between the higher dose 1800mg/day pirfenidone group and placebo (p=0.0280), and between the lower dose 1200mg/day pirfenidone group and placebo (p=0.0655). Shionogi did not report any significant difference between the treatment groups in lowest oxygen saturation.
Shionogi has posted slides presenting this information on the Investor Relations section of its website at www.shionogi.co.jp. Shionogi’s Public Relations Unit phone number is +81-6-6209-7885.
The statistical power of the InterMune CAPACITY trials has well in excess of 90% power to detect a 50% relative reduction in FVC decline versus placebo over 72 weeks of treatment, and over 85% power to detect a 40% relative reduction in FVC decline versus placebo over the same period.
The results of the InterMune CAPACITY trials of pirfenidone may differ materially from those of Shionogi's Phase 3 trial of pirfenidone, and the results as reported by Shionogi concerning their Phase 3 trial may differ materially from those published or presented in a peer-reviewed forum.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 8.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMUNE, INC.
Dated: March 22 , 2007	By:	/s/ DANIEL G. WELCH
Daniel G. Welch
President and Chief Executive Officer